UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2017
INTEGRATED DEVICE TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On August 18, 2017, John Schofield resigned from his role as Chairman of the Board of Directors of Integrated Device Technology, Inc. (the “Company”). As previously disclosed in the Company’s 2017 Annual Meeting of Stockholders Proxy Statement, filed with the Securities and Exchange Commission on July 28, 2017, Mr. Schofield has elected not to stand for re-election to the Board of Directors at the Company’s Annual Meeting of Stockholders on September 25, 2017. Mr. Schofield will continue to serve on the Company’s Board of Directors until such time as the Company’s 2017 Annual Meeting of Stockholders. Mr. Schofield’s resignation from the Chairman role is in anticipation of his upcoming retirement.

Effective August 18, 2017, Ken Kannappan was appointed Chairman of the Board of Directors. Mr. Kannappan has served on the Company’s Board of Directors since January 2015, and he previously served on the Company’s Board of Directors, including in the role of Chairman, from 2000 to 2008. Mr. Kannappan will receive the standard director compensation arrangements for the Chairman of the Board of Directors as described in the Company’s 2017 Annual Meeting of Stockholders Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
Brian C. White
Senior Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)